EMPLOYMENT AGREEMENT


      AGREEMENT made June 29, 1999, between ENESCO GROUP, INC., a
Massachusetts corporation (the "Company"), and Jeffrey A. Hutsell of 775 Summit Drive, Deerfield, Illinois ("Hutsell").

      NOW, THEREFORE, in consideration of the mutual undertakings set forth below, the parties agree as follows:

1. Employment. The Company hereby employs Hutsell, and Hutsell agrees to be employed by the Company, upon the terms and subject to the conditions hereinafter set forth effective forthwith. Unless sooner terminated as hereinafter provided, the initial term of this employment shall be three (3)years commencing as of the date first written above, with an automatic extension of one day at the end of each day thereafter while Hutsell remains employed by the Company (so that the remaining term at the end of every day thereafter shall be three (3) years).

2. Duties. Hutsell shall be employed as President and Chief Executive Officer of the Company. He shall continue to serve as a member of its Board of Directors for the balance of his current term and thereafter as re-elected by the Shareholders of the Company. During his employment, Hutsell agrees to faithfully and diligently perform the duties of his office on a full time basis in the best interests of the Company. Nothing herein shall prohibit Hutsell from pursuing personal investments provided that such activities do not interfere with the performance of Hutsell's duties hereunder. Although it is contemplated that Hutsell will undertake some travel as part of performing the foregoing duties, Hutsell's principal place of employment shall be in the Itasca, Illinois area.

3. Compensation. While employed by the Company during the term of this agreement, Hutsell will receive the following compensation for services:

        (a) Base Salary. A base annual salary, payable in equal bi-weekly installments less applicable deductions, of $495,000.00 (Four
        Hundred Ninety-Five Thousand Dollars). The base salary shall be subject to review and adjustment annually by the Board of Directors acting in its sole discretion provided that the base salary shall not be less than $495,000.00 during the term of this agreement.

        (b) Annual Bonus. Hutsell shall be entitled to participate in the Management Incentive Plan maintained by the Company with a target bonus of minimally 65% of his annual base salary. His objectives shall be determined under the usual procedures of such Plan.

        (c) Other Benefits. Hutsell shall be entitled to participate in all standard insurance and other benefit programs maintained by the Company for its employees and directors at not less than the current coverage and benefit amounts in the case of the life and disability insurance, annual supplemental medical and financial planning bonuses and monthly automobile allowance(subject to increase based on the periodic review by the Company's Treasury Department). The Company shall continue coverage for both Hutsell and his spouse under the Company's Health Plan after retirement until (in the case of each of them) the earlier of their 65th birthdays, eligibility for Medicare or death. However, in the case of the death of Hutsell before his 65th birthday or eligibility for Medicare, coverage shall be continued for his spouse until the earlier of her 65th birthday, eligibility for Medicare or death.

        (d) Stock Options. Hutsell shall be entitled to participate in stock options under the Company's Plans offered to him in respect of Company shares from time to time.

        (e) Expenses. The Company shall reimburse Hutsell for all ordinary and necessary expenses paid or incurred by him in the course of the performance of his duties pursuant to this agreement, subject to the Company's requirements with respect to the manner of reporting such expenses.

4.    Termination of Employment.

        (a) Termination by the Company for Cause. The Company may terminate this agreement and Hutsell's employment hereunder by giving ten (10) days' prior written notice to Hutsell upon its determination of:

             (i) Dishonesty or willful misconduct involving moral turpitude by Hutsell in the performance of his duties under this agreement (the term "misconduct" includes, without limitation, any material and willful breach by Hutsell of the terms of Paragraph 5 hereof), or

             (ii) Material disregard of, and material failure to comply with, the written instructions, policies or guidelines established by the Company's Board of Directors, or material failure to perform his duties hereunder.

        In the event of termination of this agreement under this Paragraph 4(a), Hutsell shall be entitled to all amounts due him under Paragraph 3 accrued to the date of termination, excluding the bonus for the fractional portion of the year of termination under Paragraph 3(b) above.

        (b) Termination Upon Death of Hutsell. Upon the death of Hutsell during the term of this agreement, his estate shall be entitled to receive all amounts due under Paragraph 3 accrued to the date of death, including, without limitation, the actual bonus pro-rated for the fractional portion of the year of death.

        (c) Termination Upon Total Disability. If, at any time during the term of this agreement, Hutsell becomes unable to perform his duties hereunder due to illness or physical or mental incapacity for a continuous period of one hundred and eighty (180) days, the Company, may, at or after the expiration of such one hundred and eighty (180) day period and provided that Hutsell's incapacity is then continuing, elect to terminate Hutsell's employment under this agreement. During such one hundred and eighty (180) day period and until the Company so terminates his employment, Hutsell shall be entitled to all amounts payable or accrued under Paragraph 3 above until the date of termination, including, without limitation, the actual bonus prorated for the fractional portion of the year of termination.

        (d) Other Benefits Unaffected. Life or disability insurance benefits which may otherwise be payable are not affected by the provisions of Paragraphs 4(b) and 4(c) above.

        (e) Termination by Company Other Than For Cause or Total Disability. If the Company shall terminate Hutsell's employment other than for cause under Paragraph 4(a) above or for Total Disability under Paragraph 4(c) above, and his employment has not terminated by reason of his death under Paragraph 4(b) above, Hutsell shall receive (at the times such payments would have been made had there not been a termination) all amounts that would otherwise have been paid to him, or benefits provided, for the remaining term of this agreement under Paragraphs 3(a), 3(b), and 3(c), (except that the Health Plan coverage provided under Paragraph 3(c) shall continue for the duration as required in that Paragraph 3(c)) had Hutsell's employment not been terminated, except that no payments will be made for periods following his death. For purposes of the bonus payment made for any year under this provision, the target bonus shall be based on the Profit Plan objectives for such year and any bonus shall be determined based on the corporate performance versus those Plan objectives. In return for the payments to be made under this subparagraph (e), Hutsell agrees to execute and deliver to the Company a Release in the form as deemed appropriate or necessary by the Company.

        (f) Termination by Hutsell. Hutsell may terminate this agreement and his employment hereunder at any time by giving six (6) months' prior written notice to the Company or such lesser notice period as the Company may accept. In the event of a termination of this agreement under this Paragraph 4(f), Hutsell shall be entitled to all amounts due to him under Paragraph 3 to the date of termination, including, without limitation, the actual bonus pro-rated for the fractional portion of the year of termination.

        (g) Change in Control. The amount payable to Hutsell under Paragraph 4(e) of this agreement shall be reduced on a proportionate basis (over the remaining term of this agreement) by any amount paid to Hutsell under the Change in Control Agreement between Hutsell and the Company dated June 15, 1998, without giving effect to the Gross-Up Payment under Paragraph 1(c) thereof for this purpose.

        (h) Survival of Rights and Obligations. In the event of termination of Hutsell's employment under either Paragraphs 4(a), 4(b), 4(e) or 4(f), then, except to the extent specifically provided for in Paragraphs 3, 4, 5 and 6, neither party shall have any right, claim, or action against, or obligation or responsibility to, the other party arising out of, or resulting from, such termination of employment.

5.    Confidential Information, Covenant Not to Compete and
      Non-Solicitation.

        (a) Hutsell agrees that he will not use or disclose to anyone (other than for the benefit of the Company) either during the term of his employment or at any time thereafter, any Confidential Information obtained by him or made known to him while employed by the Company, and will make all reasonable, necessary and appropriate efforts to safeguard all such Confidential Information from disclosure to anyone other than as permitted hereby. As used herein "Confidential Information" includes, but is not limited to, trade secrets, business and sales policies, methods, plans and customer lists, including any lists written or other of such persons or entities, whether of the Company or any other organization associated or affiliated with or owned by or owning the Company, but shall not include information which becomes generally available to the public other than as a result of disclosure by Hutsell's act or default or the acts or defaults of Hutsell's agents or representatives.

        (b) In consideration of Hutsell's continued employment in accordance with the terms of this agreement, Hutsell agrees that he will not, during the term hereof and for the period ending one (1) year (or such longer period as he is paid hereunder) from the date he ceases to be employed by the Company, either alone or in conjunction with any individual, firm, corporation, association or other entity (except for the benefit of the Company), either as principal, agent, officer, employee, director, investor, consultant, shareholder, associate or in any other capacity whatsoever:

           (i) carry on, participate in, or be engaged in, concerned with, or interested in, directly or indirectly, any undertaking which is in whole or in part competitive with any of the businesses carried on by the Company within the respective territories in which such businesses are then carried on (except for any equity share investment in a public company whose shares are listed on a recognized stock exchange where such share investment does not in the aggregate exceed 5% of the issued equity shares of such company);

           (ii) attempt to solicit any suppliers, customers, employees or independent dealers away from the Company;

           (iii) carry on, participate in, or be engaged in, concerned with, or interested in, directly or indirectly, any undertaking which bears any name similar to that of the Company; or

           (iv) take any act as a result of which the relations between the Company and its suppliers, customers, employees or others may be impaired or which may otherwise be detrimental to the business of the Company.

        Competition shall be deemed to include (i) any dealings with the Company's employees or independent dealers, and (ii) the use in any way of the Company's customer or mailing lists. Competition shall be deemed to exclude employment by another company or enterprise whose principal business activity is not the creation, making or manufacturing of gifts, giftware or collectibles. The reference to Company in this Paragraph 5 shall include all subsidiaries and affiliated entities of the Company. Hutsell agrees that the remedy at law for breach by him of the foregoing covenant will be inadequate and that the Company shall be entitled to injunctive relief.

6. Discoveries. Hutsell will promptly disclose in writing to the Company when requested, each improvement, discovery, idea and invention relating to the business of the Company made or conceived by him from and after the date hereof either alone or in conjunction with others and while employed by the Company or within one (1) year after the termination of such employment if such improvement, discovery, idea or invention then results from or was suggested by such employment (whether or not patentable, whether or not made or conceived (i) at the request of or upon the suggestion of the Company, (ii) during his usual hours of work, or (iii) in or about the premises of the Company and whether or not prior or subsequent to the execution hereof). He will not disclose any such improvement, discovery, idea or invention to any person, except the Company. Each such improvement, discovery, idea and invention shall be the sole and exclusive property of, and is hereby assigned to, the Company, and at the request of the Company, Hutsell will assist and cooperate with the Company and any person or persons from time to time designated by the Company to obtain for the Company the grant of any letters patent in the United States and/or such other country or countries as may be designated by the Company, covering any such improvement, discovery, idea or invention and will, in connection therewith, execute such applications, statements, assignments or other documents, furnish such information and data and take all such other actions (including, without limitation, the giving of testimony) as the Company may from time to time reasonably request.

7. Applicable Law. This agreement shall be construed in accordance with the laws of the State of Illinois.

8. Notices. Any notice or other writing required or permitted to be given hereunder or for the purposes hereof (hereinafter in this Paragraph 8 called a "notice") to any party shall be sufficiently given if delivered personally, if sent by prepaid registered mail or if transmitted by facsimile machine or other form of recorded communication tested prior to transmission to such party:

          (a)   in the case of notice to Hutsell to him at:

                         775 Summit Drive
                         Deerfield, Illinois 60015

          (b) in the case of a notice to the Company to it at:

                         Enesco Group, Inc.
                         225 Windsor Drive
                         Itasca, Illinois 60143

                         Attention: General Counsel

      or at such other address as the party to whom such writing is to be given shall have last notified the party giving the same in the manner provided in this paragraph. Any notice delivered to the party to whom it is addressed as hereinbefore provided shall be deemed to have been given and received on the day it is so delivered at such address, provided that if such day is not a Business Day (Monday through Friday excluding federal and state holidays) then the notice shall be deemed to have been given and received on the Business Day next following such day. Any notice mailed as aforesaid shall be deemed to have been given and received on the seventh Business Day next following the date of its mailing. Any notice transmitted by telex or other form of recorded communication shall be deemed given and received on the first Business Day after its transmission.

9. Entirety of Agreement. This agreement constitutes the entire agreement between the parties and no amendment, waiver, alteration or modification of this agreement shall be valid unless in each instance such amendment, waiver, alteration or modification is agreed to in writing by all of the parties.

10. Assignment. Neither party may assign this agreement or any of the rights or duties hereunder, except that the Company must assign its rights, obligations and responsibilities under this agreement to (i) a successor or assignee of all or substantially all of its business or assets, or (ii) any corporation with which it merges or with which it may be consolidated. Subject to the foregoing, this agreement shall inure to the benefit of and be binding upon the Company and Hutsell and their respective successors, assigns, heirs and legal representatives.

11. Invalidity of any Provision. If any provision of this agreement or the application thereof to any party or circumstance is held invalid or unenforceable, the remaining provisions of this agreement and the application of such provisions to the other party or circumstances will not be affected thereby, the provisions of this agreement being severable in any such instance.

            IN WITNESS WHEREOF, the parties have executed this Agreement.



                                    ENESCO GROUP, INC.


                           By:      /s/ John F. Cauley
                                    ------------------------------
                                    John F. Cauley
                                    Chairman of the Board



                                    /s/ Jeffrey A. Hutsell
                                    ------------------------------
                                    Jeffrey A. Hutsell